UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

AXCELLA HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (857) 320-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AXLA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2020, William D. Baird III resigned as a Class III director of Axcella Health Inc. (the “Company”) and was reappointed by the board of directors of the Company (the “Board”) to serve as a Class I director of the Company, to hold office until the annual meeting of stockholders to be held in 2023 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Baird was also reappointed to serve on the Audit and Compensation Committees of the Board, including as the Chair of the Audit Committee.

Mr. Baird’s resignation and reappointment was solely to facilitate his reappointment as a Class I director of the Company and was not the result of any disagreement with the operations, policies, or practices of the Company. For all other purposes, Mr. Baird’s service on the Board is deemed to have continued uninterrupted without any break in service. Mr. Baird and the Company did not enter into any new plan, contract, arrangement or compensatory plan in connection with his resignation and reappointment and Mr. Baird will continue to receive cash compensation and equity awards for his Board service in accordance with the Company’s non-employee director compensation policy. Mr. Baird is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. Baird and any other persons pursuant to which he was selected as a director.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 20, 2020. The following is a summary of the matters voted on at that meeting.

a)	The stockholders of the Company elected David R. Epstein as a Class I director to the Board, to serve until the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The results of the stockholders’ vote with respect to the election of the Class I director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
David R. Epstein	15,875,040	293,705	2,955,704

b)	The stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Abstain
19,048,784	13,603	62,062

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELLA HEALTH INC.

Date: May 20, 2020	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr.
Chief Executive Officer, President and Director